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                                                                   EXHIBIT 23.9

                                  CONSENT OF

                            LUNDY ASSOCIATES, INC.





Board of Directors
EnSys Environmental Products, Inc.


     We hereby consent to the inclusion of the summary of our report in the Joint Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 of EnSys Environmental Products, Inc. and to the references to our firm as a consultant to EnSys Environmental Products, Inc. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                        LUNDY ASSOCIATES, INC.


                                        By: /s/ Michael A. Lundy
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------



December 6, 1996